Contact:
Euronet Worldwide, Inc.
Stephanie Taylor
+1-913-327-4200

Euronet Worldwide Reports Fourth Quarter and Full Year 2015 Financial Results

LEAWOOD, KANSAS, USA - February 9, 2016 - Euronet Worldwide, Inc. (“Euronet” or the “Company”) (NASDAQ: EEFT), a leading electronic payments provider, reports fourth quarter and full year 2015 financial results.

Euronet reports the following consolidated results for the fourth quarter 2015 compared with the same period of 2014:

•	Revenues of $470.6 million, a 2% increase from $462.0 million (11% increase on a constant currency(1) basis).

•	Operating income of $55.2 million, a 12% increase from $49.5 million (23% increase on a constant currency basis).

•	Adjusted EBITDA(2) of $76.9 million, an 8% increase from $71.4 million (19% increase on a constant currency basis).

•	Net income attributable to Euronet of $33.5 million or $0.61 diluted earnings per share, compared with net income of $30.1 million or $0.55 diluted earnings per share.

•	Adjusted cash earnings per share(3) of $0.92, a 24% increase from $0.74.

•	Transactions of 699 million, a 3% increase from 677 million.

Euronet reports the following consolidated results for the full year 2015 compared with the same period of 2014:

•	Revenues of $1,772.3 million, a 7% increase from $1,664.2 million (19% increase on a constant currency basis).

•	Operating income of $204.9 million, a 29% increase from $158.7 million (50% increase on a constant currency basis).

•	Adjusted EBITDA of $287.7 million, an 18% increase from $242.9 million (36% increase on a constant currency basis).

•	Net income attributable to Euronet of $98.8 million or $1.83 diluted earnings per share, compared with net income of $101.6 million or $1.89 diluted earnings per share.

•	Adjusted cash earnings per share of $3.32, a 28% increase from $2.59.

•	Transactions of 2,722 million, a 7% increase from 2,554 million.

See the reconciliation of non-GAAP items in the attached financial schedules.

"For the fourth quarter we delivered adjusted cash earnings per share of $0.92, a 24% year-over-year increase, and the twelfth consecutive quarter we have delivered double-digit growth in adjusted cash EPS. Moreover, we were able to deliver the $0.92 per share despite one to two cents per share of headwind from foreign currency exchange rates," stated Michael J. Brown, Euronet's Chairman and Chief Executive Officer. "These results were made possible by continued contributions from all three segments. Money transfer continued to deliver double-digit organic growth, including strong performance from Walmart-2-Walmart, double-digit growth from HiFX, and good contributions from our recent acquisitions of IME and XE. EFT continued to benefit from ATM network expansion, while epay delivered constant currency operating income growth from continued expansion of non-mobile content."

Mr. Brown continued, "Not only were the results of the fourth quarter exceptional, this was an exceptional year for Euronet. We delivered adjusted cash EPS of $3.32, a 28% year-over-year increase. These results highlight the underlying strength of our business as we delivered this performance despite a foreign currency translation headwind from the stronger dollar in a volatile global economy. Each of our three segments contributed to these results through a continued focus on delivering more products in more markets. We also invested in our future with two acquisitions - IME and XE, which, combined with the strength in all three segments, position us well for continued long-term growth."

Segment and Other Results
The EFT Processing Segment reports the following results for the fourth quarter 2015 compared with the same period or date in 2014:

•	Revenues of $92.9 million, a 7% increase from $87.1 million (19% increase on a constant currency basis).

•	Operating income of $20.7 million, a 9% decrease from $22.8 million (2% increase on a constant currency basis).

•	Adjusted EBITDA of $29.2 million, a 6% decrease from $30.9 million (6% increase on a constant currency basis).

•	Transactions of 338 million, a 6% increase from 319 million.

•	Operated 21,360 ATMs as of December 31, 2015, a 5% increase from 20,364.

The EFT Processing Segment reports the following results for the full year 2015 compared with the same period in 2014:

•	Revenues of $379.6 million, a 6% increase from $358.7 million (22% increase on a constant currency basis).

•	Operating income of $94.4 million, a 3% increase from $91.4 million (21% increase on a constant currency basis).

•	Adjusted EBITDA of $126.0 million, a 3% increase from $122.8 million (20% increase on a constant currency basis).

•	Transactions of 1,318 million, a 4% increase from 1,262 million.

Constant currency revenue, operating income and adjusted EBITDA growth for the fourth quarter and full year was the result of a 5% expansion of the ATM network as well as transaction growth of 6% and 4% for the fourth quarter and full year, respectively.

It is important to note the following three events to better understand the EFT segment results:

•	During the fourth quarter, the Company recorded a $1.3 million reserve for cash in transit to ATMs held in an account at a bank which declared bankruptcy.

•
The previously announced Company-initiated contract amendment and extension in the first quarter 2015 with one of the Company's largest European customers resulted in lower constant currency operating income of approximately $1.2 million and $5.5 million for the fourth quarter and full-year, respectively.

•	The previously announced termination of approximately 1,300 loss-generating ATMs in China.

Excluding these key items, constant currency operating income would have grown 13% and 29%, adjusted EBITDA would have grown 14% and 26%, and transactions would have grown 15% and 9% for the fourth quarter and full year, respectively, and ATMs would have grown 12% for both the quarter and full year, with expansion across Europe and India.

The epay Segment reports the following results for the fourth quarter 2015 compared with the same period or date in 2014:

•	Revenues of $191.1 million, a 14% decrease from $221.6 million (3% decrease on a constant currency basis).

•	Operating income of $20.0 million, a 3% increase from $19.5 million (15% increase on a constant currency basis).

•	Adjusted EBITDA of $22.7 million, a 1% decrease from $23.0 million (11% increase on a constant currency basis).

•	Transactions of 342 million, compared with 343 million for the fourth quarter 2014.

•	Point-of-sale ("POS") terminals of approximately 674,000 as of December 31, 2015, a 1% decrease from approximately 681,000 as of December 31, 2014.

•	Retailer locations of approximately 307,000 as of December 31, 2015, compared with approximately 306,000 as of December 31, 2014.

The epay Segment reports the following results for the full year 2015 compared with the same period in 2014:

•	Revenues of $708.3 million, a 10% decrease from $783.8 million (5% increase on a constant currency basis).

•	Operating income of $66.5 million, a 9% increase from $60.9 million (25% increase on a constant currency basis).

•	Adjusted EBITDA of $77.7 million, a 1% increase from $76.7 million (16% increase on a constant currency basis).

•	Transactions of 1,335 million, a 7% increase from 1,244 million.

epay full year constant currency revenue, operating income and adjusted EBITDA growth was primarily the result of increased sales of non-mobile products, partially offset by certain mobile content transaction declines. The constant currency revenue decline in the fourth quarter was the result of a shift in the mix of transactions where a commission is earned to transactions where a processing fee is earned. Despite the revenue decline, fourth quarter constant currency gross profit increased 4%, which the Company was able to leverage to the bottom line and, combined with efficient operating expense management, resulted in 15% constant currency operating income growth for the fourth quarter.

The decrease in fourth quarter transactions was driven by year-over-year declines in the U.K, Brazil, North America and Russia, largely offset by growth in Germany, Australia, New Zealand and the Middle East. Full year transaction growth was driven by year-over-year growth in Germany, Australia, New Zealand, India and the Middle East, partially offset by declines in Brazil and the U.K.

The Money Transfer Segment reports the following results for the fourth quarter 2015 compared with the same period or date in 2014:

•	Revenues of $186.9 million, a 22% increase from $153.6 million (27% increase on a constant currency basis).

•	Operating income of $23.4 million, a 52% increase from $15.4 million (62% increase on a constant currency basis).

•	Adjusted EBITDA of $30.3 million, a 35% increase from $22.5 million (44% increase on a constant currency basis).

•	Total transactions of 19.3 million, a 32% increase from 14.6 million.

•	Network locations of approximately 292,000 as of December 31, 2015, a 20% increase from approximately 243,000.

The Money Transfer Segment reports the following results for the full year 2015 compared with the same period in 2014:

•	Revenues of $685.6 million, a 31% increase from $523.1 million (40% increase on a constant currency basis).

•	Operating income of $78.7 million, an 84% increase from $42.7 million (105% increase on a constant currency basis).

•	Adjusted EBITDA of $105.3 million, a 57% increase from $67.1 million (73% increase on a constant currency basis).

•	Total transactions of 68.7 million, a 42% increase from 48.5 million.

Money Transfer fourth quarter and full year constant currency revenue, operating income, adjusted EBITDA and transaction growth was driven by double-digit organic growth across the existing Ria business, including the April

2014 launch of the Walmart-2-Walmart product, together with the May 2014 acquisition of HiFX, and the June 2015 acquisition of Malaysian-based money transfer provider, IME.

For the fourth quarter and full year, money transfers grew 38% and 49%, respectively. Non-transfer transactions such as bill payment and international mobile recharge grew 3% for both the full year and fourth quarter. Combined, total transactions grew 32% and 42% for the fourth quarter and full year, respectively.

Corporate and Other reports $8.9 million of expense for the fourth quarter 2015 compared with $8.2 million for the fourth quarter 2014. For the full year, Corporate and other reports $34.7 million of expense compared with $36.3 million for 2014.

Balance Sheet and Financial Position
Unrestricted cash on hand was $457.5 million as of December 31, 2015, compared to $528.8 million as of September 30, 2015. Cash decreased as a result of peak seasonal cash being removed from ATMs and used to repay debt, cash paid for capital expenditures, and the timing of payments in the epay and money transfer segments, partially offset by cash flows generated from operations. Total indebtedness was $423.7 million as of December 31, 2015, compared to $456.2 million as of September 30, 2015.

Guidance
The Company currently expects adjusted cash earnings per share for the first quarter 2015, assuming foreign currency exchange rates remain stable through the end of the quarter, to be approximately $0.68.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as constant currency financial measures, adjusted EBITDA and adjusted cash earnings per share. These measures should be used in addition to, and not a substitute for, revenues, net income, operating income and earnings per share computed in accordance with U.S. GAAP. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. These non-GAAP measures are also an integral part of the Company's internal reporting and performance assessment for executives and senior management. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

(1) Constant currency financial measures are computed as if foreign currency exchange rates did not change from the prior period. This information is provided to illustrate the impact of changes in foreign currency exchange rates on the Company's results when compared to the prior period.

(2)Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation, amortization, share-based compensation and other non-operating or non-recurring items that are considered expenses under U.S. GAAP.

(3) Adjusted cash earnings per share is defined as diluted U.S. GAAP earnings per share excluding, to the extent incurred in the period, the tax-effected impacts of: a) foreign currency exchange gains or losses, b) goodwill impairment charges, c) gains or losses from the early retirement of debt, d) share-based compensation, e) acquired intangible asset amortization, f) non-cash interest expense, g) non-cash income tax expense, and h) other non-operating or non-recurring items. Adjusted cash earnings per share represents a performance measure and is not intended to represent a liquidity measure.

Conference Call and Slide Presentation
Euronet Worldwide will host an analyst conference call on February 10, 2016, at 9:00 a.m. Eastern Time to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. To listen to the call via telephone, dial 877-303-6313 (USA) or +1-631-813-4734 (outside the USA). The conference call will also be available via webcast at http://

ir.euronetworldwide.com. Participants should go to the website at least five minutes prior to the scheduled start time of the event to register. A slideshow will be included in the webcast.

A webcast replay will be available beginning approximately one hour after the event at http://ir.euronetworldwide.com and will remain available for one year.

About Euronet Worldwide, Inc.
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 21,360 ATMs, approximately 113,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 49 countries; card software solutions; a prepaid processing network of approximately 674,000 POS terminals at approximately 307,000 retailer locations in 34 countries; and a global money transfer network of approximately 292,000 locations serving 147 countries. With corporate headquarters in Leawood, Kansas, USA, and 56 worldwide offices, Euronet serves clients in approximately 165 countries. For more information, please visit the Company's website at www.euronetworldwide.com.

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including economic conditions in specific countries or regions; technological developments affecting the market for the Company's products and services; foreign currency exchange rate fluctuations; the effects of any breaches in the security of our computer systems; the Company's ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; changes in the Company's relationship with, or in fees charged by, the Company's business partners; competition; the outcome of claims and other loss contingencies affecting the Company; and changes in laws and regulations affecting the Company's business, including immigration laws. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company or the SEC. Any forward-looking statements made in this release speak only as of the date of this release. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

EURONET WORLDWIDE, INC.
Consolidated Statements of Income
(unaudited - in millions, except share and per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues	$1,772.3	$1,664.2	$470.6	$462.0

Operating expenses:
Direct operating costs	1,081.9	1,033.4	290.1	289.7
Salaries and benefits	259.2	243.2	67.0	64.7
Selling, general and administrative	156.3	157.6	40.1	39.5
Depreciation and amortization	70.0	71.3	18.2	18.6
Total operating expenses	1,567.4	1,505.5	415.4	412.5
Operating income	204.9	158.7	55.2	49.5

Other income (expense):
Interest income	2.1	2.5	0.5	0.6
Interest expense	(24.9)	(12.2)	(6.3)	(4.7)
Other income (expense)	0.3	(1.8)	—	(1.8)
Foreign currency exchange loss	(41.5)	(5.7)	(7.4)	(0.6)
Total other expense, net	(64.0)	(17.2)	(13.2)	(6.5)
Income before income taxes	140.9	141.5	42.0	43.0

Income tax expense	(42.5)	(40.0)	(8.5)	(12.8)

Net income	98.4	101.5	33.5	30.2
Net loss (income) attributable to noncontrolling interests	0.4	0.1	—	(0.1)
Net income attributable to Euronet Worldwide, Inc.	$98.8	$101.6	$33.5	$30.1

Earnings per share attributable to Euronet
Worldwide, Inc. stockholders - diluted	$1.83	$1.89	$0.61	$0.55

Diluted weighted average shares outstanding	54,076,676	53,901,040	54,824,950	54,337,625

EURONET WORLDWIDE, INC.
Condensed Consolidated Balance Sheets
(unaudited - in millions)

	As of	As of
	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$457.5	$468.0
Restricted cash	45.3	68.0
Inventory - PINs and other	72.1	85.7
Trade accounts receivable, net	423.3	375.6
Prepaid expenses and other current assets	132.8	108.6

Total current assets	1,131.0	1,105.9

Property and equipment, net	157.4	125.3
Goodwill and acquired intangible assets, net	853.2	758.2
Other assets, net	51.1	49.1

Total assets	$2,192.7	$2,038.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and other current liabilities	$889.8	$835.5
Short-term debt obligations	14.1	13.4

Total current liabilities	903.9	848.9

Debt obligations, net of current portion	405.5	397.3
Capital lease obligations, net of current portion	4.1	2.1
Deferred income taxes	33.9	39.0
Other long-term liabilities	19.3	18.3

Total liabilities	1,366.7	1,305.6

Equity	826.0	732.9

Total liabilities and equity	$2,192.7	$2,038.5

EURONET WORLDWIDE, INC.
Reconciliation of Net Income to Operating Income (Expense) and Adjusted EBITDA
(unaudited - in millions)

	Three months ended December 31, 2015

	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$33.5

Add: Income tax expense					8.5
Add: Total other expense, net					13.2

Operating income (expense)	$20.7	$20.0	$23.4	$(8.9)	$55.2

Add: Depreciation and amortization	8.5	2.7	6.9	0.1	18.2
Add: Share-based compensation	—	—	—	3.5	3.5

Earnings (expense) before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA) (1)	$29.2	$22.7	$30.3	$(5.3)	$76.9

	Three months ended December 31, 2014

	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$30.2

Add: Income tax expense					12.8
Add: Total other expense, net					6.5

Operating income (expense)	$22.8	$19.5	$15.4	$(8.2)	$49.5

Add: Depreciation and amortization	7.9	3.5	7.1	0.1	18.6
Add: Share-based compensation	0.2	—	—	3.1	3.3

Earnings (expense) before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA) (1)	$30.9	$23.0	$22.5	$(5.0)	$71.4

(1) Adjusted EBITDA is a non-GAAP measure that should be considered in addition to, and not a substitute for, net income computed in accordance with U.S. GAAP.

EURONET WORLDWIDE, INC.
Reconciliation of Net Income to Operating Income (Expense) and Adjusted EBITDA
(unaudited - in millions)

	Year ended December 31, 2015

	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$98.4

Add: Income tax expense					42.5
Add: Total other expense, net					64.0

Operating income (expense)	$94.4	$66.5	$78.7	$(34.7)	$204.9

Add: Depreciation and amortization	31.8	11.1	26.6	0.5	70.0
Add: Share-based compensation	(0.2)	0.1	—	12.9	12.8

Earnings (expense) before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA) (1)	$126.0	$77.7	$105.3	$(21.3)	$287.7

	Year ended December 31, 2014

	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$101.5

Add: Income tax expense					40.0
Add: Total other expense, net					17.2

Operating income (expense)	$91.4	$60.9	$42.7	$(36.3)	$158.7

Add: Depreciation and amortization	30.8	15.7	24.4	0.4	71.3
Add: Share-based compensation	0.6	0.1	—	12.2	12.9

Earnings (expense) before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA) (1)	$122.8	$76.7	$67.1	$(23.7)	$242.9

(1) Adjusted EBITDA is a non-GAAP measure that should be considered in addition to, and not a substitute for, net income computed in accordance with U.S. GAAP.

EURONET WORLDWIDE, INC.
Reconciliation of Adjusted Cash Earnings per Share
(unaudited - in millions, except share and per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income attributable to Euronet Worldwide, Inc.	$98.8	$101.6	$33.5	$30.1

Foreign currency exchange loss	41.5	5.7	7.4	0.6
Intangible asset amortization	23.9	24.4	6.2	6.7
Share-based compensation	12.8	12.9	3.5	3.3
Income tax effect of above adjustments	(6.0)	(6.7)	(2.2)	(1.9)
Non-cash interest accretion	9.9	1.6	2.5	1.6
Non-cash GAAP tax (benefit) expense	(0.4)	1.0	—	0.2

Adjusted cash earnings(1)	$180.5	$140.5	$50.9	$40.6

Adjusted cash earnings per share - diluted(1)	$3.32	$2.59	$0.92	$0.74

Diluted weighted average shares outstanding (GAAP)	54,076,676	53,901,040	54,824,950	54,337,625

Effect of unrecognized share-based compensation on diluted shares outstanding	321,702	337,703	345,684	309,061
Adjusted diluted weighted average shares outstanding	54,398,378	54,238,743	55,170,634	54,646,686

(1) Adjusted cash earnings and adjusted cash earnings per share are non-GAAP measures that should be considered in addition to, and not as a substitute for, net income and earnings per share computed in accordance with U.S. GAAP.